As filed with the Securities and Exchange Commission on January 28, 2016
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maine	01-0404322
(State of incorporation)	(I.R.S. Employer Identification No.)

Main Street, Damariscotta, Maine 04543
(Address of Principal Executive Offices) (Zip Code)

Stock Purchase Plan
(Full title of the plan)

Tony C. McKim
President and Chief Executive Officer
The First Bancorp, Inc.
Main Street
Damariscotta, Maine  04543
(Name and Address of Agent for Service)
(207) 563-3195
(Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

David J. Champoux
Pierce Atwood LLP
254 Commercial Street
Portland, ME  04101
(207) 791-1100

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	Accelerated filer	X

Non-accelerated filer	Smaller reporting Company

Calculation of Registration Fee

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Title of                                                     Proposed Maximum      Proposed Maximum
Securities to                 Amount to be      Offering Price                Aggregate Offering        Amount of
Be Registered (1)         Registered (2)      Per Share (3)                  Price (2), (3)                      Registration Fee

Common Stock            250,000 shares      $18.31                          $4,577,500                        $460.95

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(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Pursuant to Rule 416(b) under the Securities Act of 1933, there shall also be deemed covered hereby all additional securities resulting from a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(3)  Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, at a maximum offering price of $18.31 per share, which is estimated based on the reported average of the high and low prices of the Common Stock on the NASDAQ Global Select Market System on January 27, 2016.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Part I, Item 1 of Form S-8 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “1933 Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

 The written statement required by Part I, Item 2 of Form S-8 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the 1933 Act.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The First Bancorp, Inc. (the “Company”) is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the 1933 Act that contains audited financial statements for the registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

(c) The description of the securities contained in the registrant’s registration statements on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Sections 851 et. seq. of the Maine Business Corporation Act, and except to the extent broader indemnification is authorized by a corporation’s articles of incorporation, a corporation generally may indemnify an individual who is a party to a proceeding because that individual is a director of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed (i) in the case of conduct in the individual’s capacity as director, that the individual’s conduct was in the best interests of the corporation (or participants in an employee benefit plan of the corporation with respect to service thereto); (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Unless ordered by a court to do so, however, a corporation may not indemnify one of its directors (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above; or (2) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. Under the Maine Business Corporation Act, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Under the Maine Business Corporation Act, a corporation generally may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because that officer is an officer of the corporation to the same extent as a director and, in the case of an officer who is not a director, to such further extent as may be provided in the corporation’s articles of incorporation, bylaws, a resolution of the corporation’s Board of Directors or a contract, except no indemnification may be made to such a person for (1) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (2) liability arising out of conduct that constitutes (i) receipt by the officer of a financial benefit to which the officer was not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; or (iii) an intentional violation of criminal law.

The Registrant’s bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided that no indemnification shall be provided for any person with respect to any matter as to which he or she shall have been finally adjudicated in any action, suit or proceeding not to have acted in the reasonable belief that his or her action was in the best interests of the Registrant or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Registrant’s bylaws provide that the Registrant shall pay the expenses incurred by an indemnified person in advance of a final disposition of an action or proceeding upon (1) authorization by the Board of Directors in the manner provided in the bylaws, and (2) receipt by the Registrant of a written undertaking by or on behalf of the indemnified person to repay such amount if the indemnified person is ultimately determined not to be entitled to indemnification under the bylaws.

In addition, the Registrant carries a liability insurance policy for its directors and officers

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8.   Exhibits.

See the Exhibit Index following the signature pages to this Registration Statement, which is incorporated by reference herein.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post- effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Damariscotta, State of Maine, on this 28th day of January, 2016.

THE FIRST BANCORP, INC.

/s/ Tony C. McKim
________________________________________
By:   Tony C. McKim
         President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Tony C. McKim and F. Stephen Ward, and each of them severally, his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

/s/ Katherine M. Boyd
___________________________________                                                               Date:              January 28, 2016
Katherine M. Boyd
Director

/s/ Robert B. Gregory
___________________________________                                                               Date:              January 28, 2016
Robert B. Gregory
Director

/s/ Renee W. Kelly
___________________________________       Date:              January 28, 2016
Renee W. Kelly
Director

/s/ Tony C. McKim
___________________________________                                                               Date:              January 28, 2016
Tony C. McKim
Director, President & Chief Executive Officer
(principal executive officer)

/s/ Mark N. Rosborough
___________________________________                                                               Date:              January 28, 2016
Mark N. Rosborough
Director

/s/ Cornelius J. Russell
___________________________________    Date:              January 28, 2016
Cornelius J. Russell
Director

/s/ Stuart G. Smith
___________________________________                                                    Date:              January 28, 2016
Stuart G. Smith
Director

/s/ David B. Soule, Jr.
___________________________________                 Date:              January 28, 2016
David B. Soule, Jr.
Director

/s/ Bruce B. Tindal
___________________________________        Date:              January 28, 2016
Bruce B. Tindal
Director

/s/ F. Stephen Ward
___________________________________       Date:              January 28, 2016
F. Stephen Ward
Treasurer & Chief Financial Officer
(principal financial and accounting officer)

Exhibit Index

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Exhibit              Exhibit
No.
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4.1	Conformed Copy of Registrant’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on October 7, 2004)

4.2	Amendment to Registrant’s Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on May 1, 2008)

4.3	Amendment to Registrant’s Articles of Incorporation (incorporated by reference to the definitive Proxy Statement relating to Registrant’s 2008 Annual Meeting of Shareholders filed on March 14, 2008)

4.4	Amendment to Registrant’s Articles of Incorporation authorizing issuance of preferred stock (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on December 29, 2008)

4.5	Conformed Copy of Registrant’s Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on October 7, 2004)

5                 Opinion of Pierce Atwood LLP, as to the legality of the securities

23.1            Consent of Pierce Atwood LLP (included in Exhibit 5)

23.2            Consent of Berry, Dunn, McNeil & Parker, LLC, independent certified public accountants

24	Power of attorney for any subsequent amendments (included in the signature pages of this registration statement)
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